Exhibit 10.6

CCS IX Portfolio Holdings, LLC

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

08/14/2024

CCS IX Holdings, L.P.

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Re: CCS IX Portfolio Holdings, LLC

Dear Sir/Madam (“You” or the “Investor”):

Reference is made to the Amended and Restated Limited Liability Company Agreement of CCS IX Portfolio Holdings, LLC (the “Company”), dated as of December 31, 2024 (the “LLC Agreement”). The Investor intends to make certain capital contributions to the Company in exchange for Common Units (as defined below) and, upon receipt of Common Units, will become a Member. Capitalized terms used but not defined herein have the meanings ascribed to them in the LLC Agreement and, unless the context otherwise requires, all “Section” references herein shall be to sections of the LLC Agreement.

This letter agreement shall evidence our understanding as follows:

1. Agreement to Acquire Common Units and to Contribute Additional Capital. The undersigned hereby confirms its agreement to contribute $10,000 in exchange for 10 common units of the Company (the “Common Units”) and to contribute additional capital to the Company from time to time in such amounts as may be agreed between the Investor and the Company, in accordance with the terms and conditions of the LLC Agreement.

2. Accredited Investor Status. The Investor represents and warrants that it is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

3. Correctness of Information. All information furnished by the Investor, including, but not limited to, in any U.S. Internal Revenue Service or other tax form (including any tax form attached hereto) delivered to the Company or the Investment Adviser is true, accurate and complete as of the date hereof and shall be true, accurate and complete as of each date that the Investor makes a capital contribution to the Company or receives a distribution from the Company. The Investor agrees to promptly notify the Company in the event that any such information shall cease to be true, accurate and complete. If the Investor is not a natural person, the Investor has delivered true and complete (as of the date of delivery) copies of the following organizational and authorization documents: (i) all organizational documents of the Investor, (ii) all documents authorizing the Investor to acquire Common Units in the Company and (iii) evidence of the authority of each person executing this letter agreement to act on behalf of the Investor.

4. Investor Acknowledgement. The Investor acknowledges that the Company is relying on the accuracy and completeness of the information furnished in this letter agreement in connection with the Investor’s acquisition of Common Units, and that the Company may present this letter agreement or such other information to such parties as the Company, in its sole discretion, deems appropriate if called upon, in each case to establish that (x) the offer and sale of the Common Units to the Investor is exempt from registration under the 1933 Act or meets the requirements of applicable U.S. state securities laws, (y) the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended, or (z) the Company, the Investment Adviser and their respective affiliates are in compliance with the U.S. Investment Advisers Act of 1940, as amended, or any other applicable law.

5. Miscellaneous. This letter agreement shall terminate in its entirety, in relation to the Investor, when the Investor ceases to be a Member or to have any rights and obligations under the LLC Agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This letter agreement supplements the LLC Agreement and in the event of a conflict between the provisions of this letter agreement and the LLC Agreement, the provisions of this letter agreement shall control with respect to the Investor. This letter agreement is solely for the benefit of the parties hereto and may not be assigned by any party without the prior written consent of the other party.

6. Severability. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this letter agreement.

7. Interpretation. The Company shall have full authority and discretion to interpret the LLC Agreement to give effect to the intent and provisions of this letter agreement, as determined by the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

If the foregoing meets with your approval, kindly countersign this letter agreement below to indicate your acceptance and agreement to its terms.

Sincerely,

CCS IX Portfolio Holdings, LLC

By:
Name:
Title:

[Signature Page to CCS IX Portfolio Holdings, LLC Purchase and Contribution Agreement]

Agreed and accepted

as of the date first above written:

CCS IX Holdings, L.P.

By:
Name:
Title:

[Signature Page to CCS IX Portfolio Holdings, LLC Purchase and Contribution Agreement]